 Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Terence M. Barr and Robyn P. Lamont, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)                                 execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Samson Oil & Gas Limited (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder;

(2)                                 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission (the “Commission”) and any stock exchange or similar authority;

(3)                                 take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This power of attorney revokes any prior power of attorney appointing other individuals for the purpose of executing reports required with respect to the Company under Section 16 of the Exchange Act with regard to the undersigned’s ownership of or transactions in securities of the Company.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned’s ownership of or transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to one of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of October 10,, 2016.

/s/Mark Ulmer
Signature

Mark Ulmer
Print Name

CONFIRMING STATEMENT

This Statement confirms that the undersigned, Mark Ulmer, has authorized and designated each of Terence M. Barr and Robyn P. Lamont, signing singly, to execute and file on the undersigned’s behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of Samson Oil & Gas Limited.  The authority of each of Terence M. Barr and Robyn P. Lamont under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned’s ownership of or transactions in securities of Samson Oil & Gas Limited, unless earlier revoked in writing.  The undersigned acknowledges that Terence M. Barr and Robyn P. Lamont are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:      October 10, 2016

/s/Mark Ulmer
Mark Ulmer